Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Manhattan Scientifics, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Emmanuel Tsoupanarias
Name: Emmanuel Tsoupanarias
Title: Title: Chairman and Chief Executive Officer (Principal Executive Officer)

May 15, 2012

By: /s/ Chris Theoharis
Name: Chris Theoharis
Title: Principal Financial Officer

May 15, 2012

A signed original of this written statement required by Section 906 has been provided to Manhattan Scientifics, Inc. and will be retained by Manhattan Scientifics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.